Exhibit (a)(25)

DEUTSCHE INCOME TRUST

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of Deutsche Income Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” consisting of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective October 3, 2017, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, at a meeting held on July 12, 2017, the Trustees of Deutsche Core Fixed Income Fund, a series of the Trust, approved an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Deutsche Core Fixed Income Fund to Deutsche Core Plus Income Fund, a series of Deutsche Portfolio Trust, in exchange for shares of Deutsche Core Plus Income Fund and the assumption by Deutsche Core Plus Income Fund of all the liabilities of Deutsche Core Fixed Income Fund and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Deutsche Core Fixed Income Fund in complete liquidation and termination of Deutsche Core Fixed Income Fund (the “Core Fixed Income Fund Reorganization”);

WHEREAS, the Core Fixed Income Fund Reorganization was completed on October 30, 2017 and the Deutsche Core Fixed Income Fund was liquidated and terminated thereafter;

WHEREAS, pursuant to Article V, Section 5.10 and Article VIII, Section 8.2 of the Declaration, the Trustees, at a meeting held on May 17, 2017, authorized the termination of the Series of Shares designated as “Deutsche Global Inflation Fund” to be effective on or about November 6, 2017;

WHEREAS, pursuant to Article V, Section 5.10 and Article VIII, Section 8.2 of the Declaration, the Trustees, by written consent dated November 15, 2017, authorized the termination of the Series of Shares designated as “Deutsche Limited Maturity Quality Income Fund” to be effective on or about November 30, 2017;

WHEREAS, pursuant to Article V, Section 5.10 and Article VIII, Section 8.2 of the Declaration, the Trustees, at a meeting held on May 16, 2018, authorized the termination of the

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Series of Shares designated as “Deutsche Ultra-Short Investment Grade Fund” to be effective on or about May 31, 2018;

WHEREAS, pursuant to Article V, Sections 5.10 and 5.12 of the Declaration, the Trustees, at a meeting held on May 16, 2018, authorized the following Series name changes:

•	The Series of Shares known as Deutsche Fixed Income Opportunities Fund is renamed “DWS Fixed Income Opportunities Fund;”
•	The Series of Shares known as Deutsche Global High Income Fund is renamed “DWS Global High Income Fund;”
•	The Series of Shares known as Deutsche GNMA Fund is renamed “DWS GNMA Fund;”
•	The Series of Shares known as Deutsche High Income Fund is renamed “DWS High Income Fund;”
•	The Series of Shares known as Deutsche Multisector Income Fund is renamed “DWS Multisector Income Fund;”
•	The Series of Shares known as Deutsche Short Duration Fund is renamed “DWS Short Duration Fund;”
•	The Series of Shares known as Deutsche Short Duration High Income Fund is renamed “DWS Short Duration High Income Fund;” and

WHEREAS, all Series’ name changes are to be effective July 2, 2018.

NOW, THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective July 2, 2018, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.       The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Fixed Income Opportunities Fund	Class A
Class C
Class R6
Class S
Class T
Institutional Class

DWS Global High Income Fund	Class A
Class C

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Class R6
Class S
Class T
Institutional Class

DWS GNMA Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

DWS High Income Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

DWS Multisector Income Fund	Class A
Class C
Class R6
Class S
Class T
Institutional Class

DWS Short Duration Fund	Class A
Class C
Class R6
Class S
Class T
Institutional Class

DWS Short Duration High Income Fund	Class A
Class R6
Class S
Class T
Institutional Class

2.       For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may

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be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

3.       The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this instrument as of this 16th day of May 2018.

/s/ John W. Ballantine	/s/ Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/ Dawn-Marie Driscoll	/s/ Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/ Paul K. Freeman	/s/ Richard J. Herring
Paul K. Freeman, Trustee	Richard J. Herring, Trustee
/s/ William McClayton	/s/ Rebecca W. Rimel
William McClayton, Trustee	Rebecca W. Rimel, Trustee
/s/ William N. Searcy, Jr.	/s/ Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee

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